UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

August 8, 2005

Date of Report (Date of earliest event reported)

HAGGAR CORP.

(Exact name of registrant as specified in the charter)

Nevada	0-20850	75-2187001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11511 Luna Road Dallas, Texas		75234
(Address of principal executive offices)		(zip code)

(214) 352-8481

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Effective August 8, 2005, the Registrant’s primary operating subsidiary, Haggar Clothing Co., entered into an Executive Employment Agreement with John W. Feray, the Chief Accounting Officer of Registrant.  Under the agreement, Mr. Feray will receive an annual base salary of $200,000 and bonuses in accordance with the Registrant’s Executive Bonus Plan.  Mr. Feray is also entitled to a car allowance and certain other benefits.  The term of the agreement continues through August 30, 2006.  Under the agreement, Mr. Feray is subject to a covenant of confidentiality and to a post-employment covenant not to compete.

The foregoing description of the agreement with Mr. Feray is qualified in its entirety by the text of the Executive Employment Agreement referred to in Item 9.01 below.

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits.

10(a)                      Executive Employment Agreement between Haggar Clothing Co. and John W. Feray dated August 8, 2005.  (Incorporated by reference from Exhibit 10(b) to the Company’s Quarterly Report on Form 10-Q, for the quarter ended June 30, 2005 [File No. 0-20850].)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 11, 2005
HAGGAR CORP.
(Registrant)
	By:	/s/ John W. Feray
John W. Feray
(Chief Accounting Officer)